UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 11, 2024
MSC Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor Houston, TX	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-6000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On December 11, 2024, MSC Income Fund, Inc (the “Company”) reconvened its special meeting of stockholders (the “Special Meeting”), which was previously adjourned on December 2, 2024 and December 6, 2024. The issued and outstanding shares of stock of the Company entitled to vote at the Special Meeting consisted of the 80,434,891 shares of common stock outstanding on the record date, September 3, 2024. The stockholders of the Company voted on six proposals at the Special Meeting, each of which was approved by the Company’s stockholders. The final voting results from the Special Meeting are as follows:
1(i).    A proposal to reflect an amendment to the Company’s articles of incorporation (the “Charter”), which will become effective upon a listing of the Company’s shares of common stock (the “Shares”) on a national securities exchange (a “Listing”), to include a provision that would limit the transferability of the Shares outstanding at the time of Listing during the 365-day period following a Listing:

Votes For	Votes Against	Abstentions
40,350,524	2,293,949	2,791,888
1(ii).    A proposal to reflect amendments to the Charter, which will become effective upon a Listing, to delete certain provisions required by, and remove references to, the Omnibus Guidelines promulgated by the North American Securities Administrators Association, Inc. and which will serve to conform certain provisions in the Charter more closely to provisions in the charters of other business development companies whose securities are listed and publicly-traded on a national securities exchange:

Votes For	Votes Against	Abstentions
40,698,846	1,872,602	2,864,913
1(iii).    A proposal to reflect an amendment to the Charter, which will become effective upon a Listing, to delete provisions regarding restrictions and requirements applicable to the Company’s distribution reinvestment plan:

Votes For	Votes Against	Abstentions
40,348,844	2,102,096	2,985,421
1(iv).    A proposal to reflect an amendment to the Charter, which will become effective upon a Listing, to delete provisions prohibiting acquisitions of assets in exchange for Shares and restricting certain transactions between the Company and its investment adviser, MSC Adviser I, LLC (the “Adviser”), and its affiliates:

Votes For	Votes Against	Abstentions
40,345,975	2,166,426	2,923,960
2.    A proposal to approve an amended and restated investment advisory and administrative services agreement between the Company and the Adviser, which will become effective upon a Listing:

Votes For	Votes Against	Abstentions
40,667,928	1,740,864	3,027,569
3.    A proposal to authorize flexibility for the Company, with the approval of the Board of Directors, to offer and sell Shares at a price below net asset value per Share during the next 12 months following stockholder approval, subject to certain limitations described in the definitive proxy statement for the Special Meeting (the “Below-NAV Share Issuance Proposal”):

	Votes For	Votes Against	Abstentions
All Stockholders	37,913,681	4,423,292	3,099,388
Excluding Affiliates	35,583,583	4,423,292	3,099,388
The number of votes cast in favor of the Below-NAV Share Issuance Proposal represents both (1) a majority of the outstanding voting securities of the Company entitled to vote at the Special Meeting; and (2) a majority of the outstanding voting securities of the Company entitled to vote at the Special Meeting that are not held by affiliated persons of the Company. For purposes of the Below-NAV Share Issuance Proposal, the Investment Company Act of 1940, as amended, defines a “majority of the outstanding voting securities” as the vote of the lesser of: (1) 67% or more of the voting securities of the Company present at the Special Meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Income Fund, Inc.

Date: December 11, 2024	By:	/s/ Cory E. Gilbert
Name: Cory E. Gilbert
Title: Chief Financial Officer